Exhibit 99.1

Catasys and Health Alliance Medical Plans Announce Expansion of OnTrak

-      Improvements in Member Health Lead to Expansion of the OnTrak™ Program to Individual and Public Marketplace PlanMembers in Illinois

LOS ANGELES, March 8, 2017 -- Catasys, Inc. (CATS) and Health Alliance Medical Plans today announced they are expanding the OnTrak Program to Health Alliance individual and public marketplace plan members in Illinois. OnTrak provides support and guidance to members struggling with both medical and behavioral conditions, including depression, anxiety and substance use disorders.

“Our goal is to support all of our members to become healthier. We know a portion of our members struggle with medical and behavioral challenges. A little over a year ago, we started offering the OnTrak program to members to give them the support they need. The results have been dramatic. Members have not only gotten healthier and spent less time in the hospital, but are reporting better family relationships, return to activities they enjoy and overall better wellbeing,” said John P. Beck, MD, FAPA, Health Alliance vice president and associate chief medical officer. He is also Behavioral Health Committee chairman.

“Our experience with OnTrak has led us to expand the program and its benefits to more members with anxiety, depression and substance use disorders alongside chronic medical conditions, such as diabetes, heart disease and pulmonary disease, Dr. Beck continued.”

The benefits of the partnership are multifaceted.

“Health Alliance has been a great partner, and we are pleased that we have been able to assist them with their members,” said Rick Anderson, Catasys president and COO. “Health Alliance has been on the forefront of recognizing the needs of this underserved population, and we are thrilled to work with them to expand on the success we have seen so far.”

About Health Alliance

Health Alliance is a leading provider-driven health plan in the Midwest, serving more than 240,000 members in Illinois, Iowa, Indiana, Ohio and Washington.

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare services to health plans and their members through its OnTrak solution. Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The solution utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient treatment solution.

OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is currently available to members of several leading health plans in Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, North Carolina, New Jersey, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. For further information, please visit catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Amy Talebizadeh

Catasys, Inc.

P: 310-444-4300

Health Alliance Contact:

Laura Mabry

Health Alliance Public Relations

laura.mabry@healthalliance.org

P: 217-326-8502

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